Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hudson Highland Group, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-119563) and Form S-8 (Nos. 333-104209, 333-104210, 333-104212, 333-117005, 333-117006 and 333-126915) of Hudson Highland Group, Inc. of our reports dated March 6, 2008, relating to the consolidated financial statements, the consolidated financial statement schedule, and the effectiveness of internal control over financial reporting of Hudson Highland Group, Inc., which appear in this Form 10-K.

/s/ BDO Seidman, LLP
New York, New York March 6, 2008